Exhibit 10.2

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 21, 2016, by and between YAII PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), EZTD INC., a company organized and existing under the laws of the State of Delaware (the “Company”).

WITNESSETH

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, promissory notes, each substantially in the form attached hereto as Exhibit A (each a “Note”), in an aggregate principal amount of up to $1,000,000; and

WHEREAS, as used herein the term “Transaction Documents” shall mean this Agreement, any Note or Notes executed by a Company, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1.       PURCHASE AND SALE OF NOTE;

(a)       Purchase of Note. The Investor shall purchase, and the Company shall sell, an aggregate of up to $1,000,000 in principal amount of Notes, which shall be purchased for 100% of the face amount of the Notes issued and sold. The purchase and sale of the Notes will occur in 2 tranches, with the 1st tranche in the principal amount of $500,000 being closed upon the execution of the Standby Equity Distribution Agreement by and between the Company and the Investor dated the date hereof (the “SEDA”) but in no event later than 2 business days of the date hereof (the “First Closing” and the date of the First Closing shall be referred to as the “First Closing Date”), and the 2nd tranche in the principal amount of $500,000 being closed on the date that all the conditions precedent to the Second Closing set forth in Section 1(d) hereof have been satisfied (or such other date as may be agreed upon by the parties) (the “Second Closing” and the date of the Second Closing shall be referred to as the “Second Closing Date”), subject to the satisfaction of all the conditions precedent set forth below.

(b)       Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each of the First Closing Date and the Second Closing Date, (i) the Investor shall deliver to the Company as set forth herein the principal amount of the Note to be issued and sold to the Investor on such closing, and (ii) the Company shall deliver to the Investor, a Note duly executed on behalf of the Company in the principal amount so purchased.

(c)       Fees. The Company shall pay the Investor, or its nominated designee, the following:

(i)       Commitment Fee. On the First Closing Date, the Company shall pay to YA Global II SPV LLC (as designee of the Investor) a commitment fee of $25,000, and on the Second Closing Date, the Company shall pay to YA Global II SPV LLC (as designee of the Investor) a commitment fee of $25,000;

(d)       Conditions Precedent to the Second Closing. The obligation of the Investor hereunder to purchase the Note at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

(i)       The Company shall have filed with the United States Securities and Exchange Commission the registration statement in connection with the SEDA;

(ii)       The Company shall have filed in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not have taken any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

(iii)       There shall not have been any condition, circumstance, or situation that has resulted in or would reasonably be expected to result in a “Material Adverse Effect,” where “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or reasonably be expected to result in (1) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (2) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (3) a material adverse effect on any Company’ ability to perform in any material respect on a timely basis its obligations under the Transaction Documents: with respect to each of (1), (2) and (3) above, except for any change, event, occurrence, fact, condition, circumstances, development or effect (i) resulting from general economic conditions, or resulting from conditions or circumstances generally affecting the industry in which the Company operates, (ii) resulting from or arising as a result of this Agreement, or (iii) arising from or relating to any change in applicable accounting requirements or principles, or any change in applicable laws;

(iv)       The representations and warranties contained in Section 3 shall be true and correct in all material respects on and as of the Second Closing Date as though made at the end of such date, and no event of default shall have occurred and be continuing, or would exist after giving effect to the Second Closing;

(v)       The Company’s common stock (“Common Stock”) shall be authorized for quotation or trading on the OTC Markets, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”) and trading in the Common Stock shall not have been suspended for any reason; and

(vi)       The parties have signed a closing statement with respect to the Second Closing in an agreed upon form.

2.       INVESTOR’S REPRESENTATIONS AND WARRANTIES.

Investor hereby represents and warrants to the Company that the following are true and correct as of the date hereof, and as of the First Closing Date and the Second Closing Date:

(a)       Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to purchase and hold the Note. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

(b)       Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

(c)       Investment Purpose. The Note is purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor’s rights to the Note or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer of the Note except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the Note. The Investor agrees not to sell, hypothecate or otherwise transfer the Note unless the Note is registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

(d)       Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933 (the “Securities Act”).

(e)       Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

(f)       No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note offered hereby.

(g)       Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

(a)       Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of its place of incorporation and has all requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(b)       Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any other Transaction Document, and to issue the Note in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any other Transaction Document by the Company and the consummation by each of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by any Company, (iii) this Agreement, the Note (when issued) and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Note (when issued), and any other Transaction Document, constitute the valid and binding obligations of the Company enforceable against it in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)       No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s organizational documents or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to such Company or any of its subsidiaries or by which any material property or asset of such Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect.

(d)       SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) during the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two years preceding the date hereof as amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to the Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(e)       No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, debenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the Transaction Documents will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its organizational documents, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect.

(f)       Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g)       Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or the Common Stock, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(h)       Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(i)       Foreign Corrupt Practices. Neither the Company nor any subsidiary, nor to the knowledge of the Company or any subsidiary, any agent or other person acting on behalf of the Company or any subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. Neither the Company, nor any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any Company, or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(j)       OFAC. Neither the Company, nor any subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary of the Company, is a person that is, or is owned or controlled by a person that is:

(a)	on the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of Treasury’s Office of Office of Foreign Asset Control (“OFAC”) from time to time;

(b)	the subject of any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”);

(c)	has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria) (the “Sanction Program”).

(k)       Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, all of which shall be publicly disclosed by the Company as soon as possible after the date hereof, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.       INDEMNIFICATION. The Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Investor, and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Note, or any other Transaction Document or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by herein (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of a Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without a Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or any other Transaction Document. The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against a Company or others and any liabilities a Company may be subject to pursuant to law.

Notwithstanding anything to the contrary under this Agreement or applicable law, (i) the Purchaser Party shall not be entitled to any indemnification pursuant to this Section 4 (other than claims for any Damages resulting from gross negligence, willful misconduct or fraud) until the aggregate amount of all such damages that would otherwise be indemnifiable equals or exceeds $50,000 (the “Basket”), at which time the Purchaser Party shall be entitled to indemnification for the full amount of all damages (including all damages incurred prior to exceeding the Basket), and (ii) the Company’s aggregate liability in connection with breach of representations and warranties hereunder pursuant to Section 4 shall not exceed the amounts actually paid to the Company under the Notes; other than claims for any damages resulting from gross negligence, willful misconduct or fraud. Notwithstanding anything herein or in any applicable law to the contrary, the Company shall not be liable under this Agreement or in connection thereto for any damages relating to indirect, consequential or punitive damages, including, loss of a business opportunity or loss of goodwill.

5.       GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the state courts of the State of New York and the U.S. District Court for the District of New York sitting in Manhattan, for the adjudication of any civil action asserted pursuant to this paragraph.

6.       NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	EZTD, Inc. 6 Yehezkel Koifman Street Tel-Aviv, Israel 68012 Telephone: +972-73-705-8000
Email: itail@eztrader.com

With a copy to:	Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
1633 Broadway New York, NY 10019
Attention: Oded Har-Even, Esq.
Telephone: (212) 660-5002
Email: ohareven@zag-sw.com

If to the Investor:	YAII PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Matthew Beckman
Telephone: (201) 985-8300

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Email: dgonzalez@yorkvilleadvisors.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

7.       MISCELLANEOUS.

(a)       Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(b)       This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger). The Investor may assign any or all of its rights under this Agreement to any person to whom the Investor assigns or transfers any Notes, or a portion thereof, provided that such transferee agrees in writing to be bound, with respect to the Notes, by the provisions of the this Agreement that apply to the Investor.

(c)       Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Investor in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Investor’s election.

(d)       Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor and the Company with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

[signature page follows]

IN WITNESS WHEREOF, each of the Investor and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
EZTD, INC.

By:	/s/ Shimon Citron
Name:	Shimon Citron
Title:	Chief Executive Officer

INVESTOR:
YAII PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager

By:	Yorkville Advisors Global LLC
Its:	General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	Member and General Counsel

Exhibit A
Form of Note

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

EZTD, INC.

Amended and Restated

Promissory Note

No. EZTD-1	Original Principal Amount: $500,000

FOR VALUE RECEIVED, EZTD, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby promise to pay to the order of YAII PN, Ltd. or its registered assigns (the “Holder”) (i) the outstanding portion of the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to scheduled payment, redemption, conversion, or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and (ii) to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date defined in Section 17 hereof as the Issuance Date (the “Issuance Date”) until the same is paid, whether upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof) pursuant to the terms of this Promissory Note (the “Note”).

This Note is being issued pursuant to that certain Note Purchase Agreement dated as of November 21, 2016 (the “Note Purchase Agreement“) among the Holder and the Company. Certain capitalized terms used herein but otherwise not defined herein are defined in Section 17 or in the Note Purchase Agreement.

1.       GENERAL TERMS

(a)       Maturity Date. All amounts owed under this Note shall be due and payable on November 21, 2017 (the “Maturity Date”). On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all then outstanding Principal and accrued and unpaid Interest.

(b)       Interest. Interest shall accrue on the outstanding Principal balance hereof at a rate equal to 8% per annum (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c)       Payments of Principal and Interest. On the first day of each Calendar month beginning on February 1, 2017 (each such date, a “Payment Due Date”), the Company shall make a payment to the Holder in the amount of $50,000 of Principal plus all accrued and unpaid Interest outstanding under this Note as of such payment date by wire transfer of immediately available funds to the account listed on Schedule I hereto (or to any other account specified by the Holder to the Company in writing) to be received on or before such Payment Due Date.

2.       NO PREPAYMENT PENALTY. The Company may prepay all or any part of the balance outstanding hereunder at any time without penalty.

3.       REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Investor that the following are true and correct as of the date hereof:

(a)       (i) The Company have the requisite corporate power and authority to enter into and perform its obligations under this Note and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Note and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the each Company’s Board of Directors and no further consent or authorization is required by any Company, Board of Directors, or stockholders, (iii) this Note and any related agreements have been duly executed and delivered by the Company, (iv) this Note and any related agreements, constitute the valid and binding obligations of the Company enforceable against each Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(b)       The execution, delivery and performance by the Company of its obligations under this Note will not (i) result in a violation of any Company’s incorporation documents or any certificate of designation of any outstanding series of preferred stock or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect.

4.       EVENTS OF DEFAULT.

(a)       An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(i)       the Company’ failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note;

(ii)       any Company or any subsidiary of any Company shall commence, or there shall be commenced against any Company or any subsidiary of any Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any Company or any subsidiary of any Company commences, or there shall be commenced against any Company or any subsidiary of any Company, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Company or any subsidiary of any Company, in each case which remains un-dismissed for a period of 61 days; or any Company or any subsidiary of any Company is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or any Company or any subsidiary of any Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of 61 days; or any Company or any subsidiary of any Company makes a general assignment for the benefit of creditors; or any Company or any subsidiary of any Company shall admit in writing that it is unable to pay its debts generally as they become due; or any Company or any subsidiary of any Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by any Company or any subsidiary of any Company for the purpose of effecting any of the foregoing;

(iii)       the common stock of the Company shall cease to be authorized for quotation or trading on the OTC Markets, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”) or trading in the Common Stock shall have been suspended for any reason, for a period of more than 10 Trading Days and in any such case not cured within 20 calendar days.

(iv)       the Company is a party to any agreement memorializing (1) the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property, (2) a consolidation or merger in which the Company is not the surviving corporation, or (3) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets of the Company to another person or entity (each of (1), (2) and (3) a “Change in Control”) unless in connection with such Change in Control, all Principal and accrued and unpaid Interest due under this Note will be paid in full or the Holder consents to such Change in Control;

(v)       a material event of default or material breach by the Company under the Note Purchase Agreement, any other Transaction Documents, or any other material obligation, instrument, debenture, note or agreement for borrowed money occurring after the Issuance Date of this Note and continuing beyond any applicable notice and/or grace period.

(vi)       the Company shall, after such registration statement is initially declared effective by the United States Securities and Exchange Commission, at all times maintain the effectiveness of any registration statement filed in connection with the Standby Equity Distribution Agreement dated November 21, 2016 and as required thereunder; and

(vii)       the Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

5.       REMEDIES UPON DEFAULT.

(a)       During the time that any portion of this Note is outstanding, if (i) any Event of Default has occurred, the Holder, by notice in writing to the Company, may at any time and from time to time declare the full unpaid Principal of this Note or any portion thereof, together with Interest accrued thereon to be due and payable immediately (the “Accelerated Amount”) or (ii) any Event of Default specified in Section 4(a)(ii) has occurred, the unpaid Principal of the Note and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action.

6.       REISSUANCE OF THIS NOTE. Upon receipt by the Company of evidence reasonably satisfactory to such Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to such Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal which Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

7.       NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	EZTD, Inc. 6 Yehezkel Koifman Street Tel-Aviv, Israel 68012 Telephone: +972-73-705-8000
Email: itail@eztrader.com

With a copy to:	Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Attention: Oded Har-Even, Esq. Telephone: (212) 660-5002 Email: ohareven@zag-sw.com

If to the Holder:	YAII PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Matthew Beckman
Telephone: (201) 985-830 Email: mbeckman@yorkvilleadvisors.com

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Email: dgonzalez@yorkvilleadvisors.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

8.       No provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of or Interest (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of each Company. As long as this Note is outstanding, the Company shall not and shall cause its subsidiaries not to, without the consent of the Holder, (i) amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder under this Note; or (ii) enter into any agreement with respect to any of the foregoing.

9.       This Note shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the state courts of the State of New York and the U.S. District Court for the District of New York sitting in Manhattan, in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

10.       If an Event of Default has occurred, then the Company shall reimburse the Holder promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder in accordance with the terms of this Note, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

11.       Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

12.       If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenant (to the extent that it may lawfully do so) that each Company shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent they may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law had been enacted.

13.       Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

14.       Assignment of this Note by the Company shall be prohibited without the prior written consent of the Holder. Holder shall be entitled to assign this Note in whole or in part to any person or entity without the consent of the Company.

15.       THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THE NOTE PURCHASE AGREEMENT AND THIS NOTE.

16.       CERTAIN DEFINITIONS For purposes of this Note, the following terms shall have the following meanings:

(a)        “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the United States are authorized or required by law or other government action to close.

(b)       “Issuance Date” means the date this Note is executed and delivered by the Company to the Holder.

(c)       “Trading Day” means a day on which the principal Trading Market is open for trading.

(d)       “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCBB, or the OTC Markets (or any successors to any of the foregoing).

[Signature Page Follows]

IN WITNESS WHEREOF, each Company has caused this Note to be duly executed by a duly authorized officer as of ______, 2016.

COMPANY:
EZTD, INC.

By:
Name:	Shimon Citron
Title:	Chief Executive Officer